As filed with the Securities and Exchange Commission on September 14 , 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Amendment No. 3 )

SUPER LUCK, INC.

(Name of small business issuer in its charter)

DELAWARE	7372	33-1123472
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Rm 1901-2, Lucky Building 39 Wellington Street, Central, Hong Kong 852-2802 8663 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

 i

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	200,000	$0.50	$100,000	$10.70
(1) This price was arbitrarily determined by Super Luck, Inc. (2) Estimated only for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SUPER LUCK, INC.

200,000 SHARES

COMMON STOCK

This Prospectus relates to the offer and sale of up to 200,000 shares of our common stock at a price of $0.50 per share. We will offer and sell a total of up to 200,000 shares on a “best efforts” basis directly through our officers and directors who will not receive any commissions or remuneration for selling the shares.  Individual investors are not required to purchase any specified minimum number of shares.  There is no minimum total number of shares which must be sold in this offering, and no arrangements to place any of the proceeds of the offering in escrow. The offering will terminate upon the earlier of (i) the first anniversary of the date of this Prospectus, (ii) the date on which all 200,000 shares have been sold, or (iii) the date on which we elect to terminate this offering. We can terminate this offering at any time.  We will provide notice of the termination of this offering in our periodic report filings.  The shares will not be offered through an underwriter and there are no minimum purchase requirements.  Net proceeds from sale of shares will be immediately available to Super Luck.

There is currently no trading market for our securities.

Investing in our common stock involves substantial risks, and investors should not buy these shares unless they can afford to lose their entire investment.

Please see “Risk Factors” beginning on Page 3 to read about certain factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Offering Price	Commissions	Proceeds Before Expenses and Commissions
Per Share	$0.50	None	$0.50
Total	$100,000	None	$100,000

The date of this Prospectus is _________________, 2006

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Table of Contents

SUMMARY

1

RISK FACTORS

3

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

12

DILUTION

12

PLAN OF DISTRIBUTION

13

LEGAL PROCEEDINGS

14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

16

EXECUTIVE COMPENSATION

16

DESCRIPTION OF SECURITIES

17

INTEREST OF NAMED EXPERTS AND COUNSEL

17

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

18

DESCRIPTION OF BUSINESS

19

EMPLOYEES

24

CUSTOMERS AND MARKETING

25

COMPETITION

25

PROPERTY AND FACILITIES

26

REPORTS TO SECURITY HOLDERS

26

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

27

AVAILABLE INFORMATION

31

LEGAL MATTERS

32

EXPERTS

32

FINANCIAL STATEMENTS

33

Until 90 days after the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

This summary does not contain all the information that may be important for your consideration in investing these securities. It only highlights selected information in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and other related notes to those statements before making an investment decision.

Super Luck, Inc.

Rm 1901-2, Lucky Building

39 Wellington Street, Central, Hong Kong

852-2802 8663

THE COMPANY

Super Luck, Inc. (“we”, “us”, “our”, “Super Luck”) was incorporated under the laws of the State of Delaware on August 10, 2005. We are a development stage company, and our business is to market, sell and support financial software products. We plan to become an introducer or agent of financial software products developed by international software developers around the globe. We are currently an introducer of one financial software product (as defined below), and we intend to eventually expand our operations to other financial software products. Our executive office is located at Room 1901-02, Lucky Building, 39 Wellington Street, Central, Hong Kong. The authorized capital of Super Luck consists of 100,000,000 shares of $0.001 par value common stock.

On December 6, 2005, Super Luck signed an agreement with Ariel Communications Limited (“Ariel”, the “Vendor”), a United Kingdom incorporated company. Under the agreement, Super Luck became an introducer of computer software named FX Trading Platform (the “Software”, “FX System”). The Software enables brokerage firms to conduct Foreign Exchange trading for their end clients, and it targets small and medium sized brokerage firms who do not have the financial ability and technological know-how to develop their own in-house software to trade on the Foreign Exchange in real time. Super Luck has a right to introduce Ariel and the Software to potential customers who wish to use the Software for the provision of Foreign Exchange trading services (“Potential Clients”) and to enable the Potential Clients to offer such services to their own clients.  Potential Clients are generally referred to small-and-medium sized brokerage firms, banks and financial institutions that offer FX trading services to their own clients. Super Luck is required to use its best effort to introduce the Software to Potential Clients and pursue the Potential Clients to obtain the software license (“Software License”) from Ariel. Our sales territory includes Hong Kong, Taiwan, Greater China (the People’s Republic of China or Mainland China), Macau, Dubai and Kuwait (the “Territory”). Our sales rights are not exclusive within the Territory.

For the introduction of each new Potential Client, Super Luck is entitled to receive 20% of the amount of the initial set up fee agreed to in writing by the Potential Client which is above the Base Cost of US$10,000.  We are also entitled to receive 20% of a service charge imposed by Ariel per round turn conducted by the Potential Client on the Software. A “round turn” means two transactions including the buying and selling of 100,000 units per trade. Ariel will determine the rate of this service charge.  The aforementioned introduction fees are broadly referred as (the “Fees”).  Super Luck is only entitled to compensation if a Potential Client introduced to Ariel by Super Luck signs an agreement with Ariel.  Super Luck has not yet introduced any Potential Clients to Ariel.

The Fees will accrue on a daily basis and will be payable to us quarterly in arrears as soon as practicable following the relevant Fee Date (i.e. December 31, March 31, June 30 and September 30). Payment of the Fees related to the initial set up fee shall be conditional upon satisfaction of the following conditions which must be fulfilled at the time of the relevant Fee Date for each Potential Client: (i) the relevant Potential Client having paid in full, at the time of the relevant date for payment of the Fees, all the relevant fees due to Ariel pursuant to the Software License at the relevant Fee Date; and (2) a duly completed Software License having been signed by the relevant Potential Client and not having expired or been terminated by either Ariel or the relevant Potential Client pursuant to the terms of the Software License.

Because we are in the early stage of the business, we have not yet earned any revenues from our operations. As of May 31, 2006, we had $9,550 in cash and cash equivalents on hand and current liabilities of $11,288. As of May 31, 2006, we had a working capital deficit and stockholders’ deficit of $1,738. From our inception on August 10, 2005 through May 31, 2006, we have incurred cumulative net loss of $10,251. We ascribe our net loss to having no revenues to offset our expenses from the professional fees related to the creation and operations of our business.  We voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB on February 22, 2006.

THE OFFERING

Securities Being Offered	Up to 200,000 shares of our Common Stock.

Offering Price

The offering price of the common stock is $0.50 per share. Following completion of this offering, we intend to seek to have our shares approved for trading on the over-the-counter bulletin board (“OTCBB”) by finding a broker who will make an application to quote our shares thereon.

Common Stock Outstanding

We currently have a total of 9,066,888 shares of common stock issued and outstanding.  In the event all shares we are offering are sold, we will have a total of 9,266,888 shares issued and outstanding following completion of this offering.

Minimum Number of Shares To Be Sold in This Offering	None.

Use of Proceeds

We will receive proceeds of $100,000 from the sale of the common stock if all of the offered shares are purchased.   If we only raise 30% of the offering proceeds, or $30,000, all proceeds will be used to pay the offering expenses.   Please refer to “Use of Proceeds” to read about the usage of collected proceeds.

Risk Factors

Investment in our common stock involves a high degree of risk.  Among the significant risk factors are (i) the lack of operating history of Super Luck; (ii) the lack of a trading market for the Super Luck’s securities; (iii) the fact that the majority of our business activities will take place in Hong Kong and China and we may have future business activities in Taiwan, Macau, Dubai and Kuwait and (iv)  Super Luck is dependent upon a single vendor who has the right to terminate our agreement at any time without notice and without giving any reason. (See “Risk Factors” for additional information).

SUMMARY FINANCIAL INFORMATION

The following table presents summary information on our audited and unaudited financial position and results of operations for the periods ended November 30, 2005 and May 31, 2006, respectively. The Summary Financial Information is qualified in its entirety by our financial statements contained elsewhere in this Prospectus.

Balance Sheet	As of May 31, 2006 (unaudited)	As of November 30, 2005 (audited)

Cash and Cash Equivalents	$9,550	$7,695
Total Assets	$9,550	$7,695
Total Liabilities	($11,288)	($3,213)
Total Stockholder’s Equity	($1,738)	$4,482

Statement of Operations	Three months ended May 31, 2006 (unaudited)	From August 10, 2005 (Date of Inception) to November 30, 2005 (audited)

Loss from Operations	($5,822)	($4,019)
Interest Income	$4	$1
Net Loss for the Period	($5,818)	($4,018)

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the following material risk factors in evaluating our business before purchasing any of our shares of common stock. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment. Our business and operations could be seriously harmed as a result of these risks. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS

We have no operating history, and it is difficult to evaluate our financial performance and prospects.

We were incorporated on August 10, 2005 and have not yet commenced our proposed business operations or realized any revenues. As we have no operating history, we cannot evaluate our financial performance and prospects at this moment. We have not completed a sale of the Software to a brokerage firm or a financial services firm yet, and therefore we cannot assure you that we will operate profitably in the future or that we will have adequate working capital to meet our obligations.

Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

Because of our accumulated deficit and lack of revenue, our auditor has raised substantial doubt about our ability to continue our business.  We need to continue as a going concern if our business is to achieve profitability.

Our auditor audited our financial statements for the period from August 10, 2005 to November 30, 2005 on a going concern basis. As described in Note 1 to the financial statements, the Company is a development stage company and has an accumulated deficit as of November 30, 2005. These factors raise substantial doubt about our ability to continue as a going concern, and the auditor’s opinion includes a going-concern qualification.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty. By issuing this opinion, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations.  If we are unable to generate revenue and/or raise additional financing, we will not have sufficient funds to continue in operation.  We cannot assure you that in the future we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

We plan to finance the Company’s existing and future operations through the additional issuance of common stock and/or advances from the sole stockholder and by seeking out additional business opportunities.  Certain of our planned methods for raising financing may result in dilution to investors. As our officer, director and other current stockholder have acquired their shares of common stock at a cost substantially less than $0.50 per share, purchasers in this offering will suffer immediate substantial dilution in the net tangible book value of their shares following completion of the offering, while our current stockholder will realize an increase in the net tangible book value of his shares.

If we sell less than 30% of the shares offered in this offering, all of the proceeds will be used to pay for offering expenses and we will not be able to carry out our business plan.

We will obtain $100,000 proceeds through this offering if we sell 100% of the offering. It is estimated that the offering expenses is approximately $30,000, or 30% of the offering. All the proceeds will be used to pay for offering expense if we sell less than 30% of the shares offered. This means that we will not be able to obtain enough funds to carry out our business plan as we need at least $40,000, or 40% of the offering, for short term cash needs.

We have limited funds available for operating expenses.  If we cannot obtain the funds needed for operating expenses, we will not be able to pursue our business plan.

We have limited operating capital currently. As of May 31, 2006, the Company had cash and cash equivalents of $9,550, working capital and stockholder’s equity of $9,550 and an accumulated deficit of $10,251. Our current funds are advanced by our sole stockholder, Mr. Wilson Cheung, and we will rely on the infusion of his funds in the coming 12 months. We expect to incur significant expenses when developing our business in Hong Kong and the Greater China area. It is estimated that we need to have a minimum of approximately $40,000, which is 40% of this offering, for short term cash needs.   Management has agreed to provide temporary financing to the Company should it be required for working capital but is not contractually obligated to do so.  Mr. Cheung has been advancing funds to us during the past nine months, but he may not advance funds to us at anytime without any reasons in the future. In that case, we will run out of cash and our operations will be adversely affected.

We depend on attracting qualified employees.  If we cannot attract and retain qualified employees, we may not be able to pursue our business plan..

We are a reseller of financial software products. Our future revenues and future growth depend on our ability to attract qualified employees, in particular, experienced salespersons and marketing professionals who are financially literate. We are also required to retain personnel who reside in or are willing to travel to, and who speak the local languages and understand the local customers of, the various countries included in the Territory that we intend to market the Software.  Super Luck is currently managed by Mr. Wilson Cheung only and we have not yet hired any other employees to assist him. It is important to hire suitable staff if and when we have sufficient funds, as stated in the “Use of Proceeds” section. These employees will generate revenues for Super Luck by selling the Software to brokerage firms and financial services companies. We may face difficulties in recruiting sufficient qualified employees because the market may not have enough personnel of such kind and that Super Luck is still in its development stage. If we are unable to employ such employees, we could face a material decline in our revenues.

We depend on the quality of services and good reputation to bring in Potential Clients.  If we cannot attract Potential Clients, we will not be able to earn revenue and our business will fail.

Super Luck’s ability to bring in Potential Clients will greatly depend on the quality of its services and its reputation among its Potential Clients. We are still in the development stage and are not as well known in the industry as some of our competitors are. If our clients are dissatisfied with our services or our reputation is adversely affected for any other reason, our business, result of operations, financial condition and prospects could be materially harmed.

Our success is dependent on retaining key personnel who would be difficult to replace.

Our success depends largely on the continued services of our key management. In particular, our success depends on the continued efforts of Mr. Wilson Cheung, the President and Director of Super Luck. Mr. Cheung has significant contacts with the Hong Kong business community and is crucial for our business development. There can be no assurance that Mr. Cheung will continue in his present capacities for any particular period of time. We have no employment agreement with Mr. Cheung.  The loss of the services of Mr. Cheung could materially and adversely affect our ability to attract clients and to employ and retain qualified employees. This could force us to curtail or cease our business operations.

We are dependent upon one vendor, and our vendor may terminate the agreement at any time without notice and without any reasons. If the agreement is terminated or otherwise become unavailable, our business will fail.

Under an agreement with Ariel, we have the right to resell the Software to the Potential Clients in the Territory. According to the terms of termination in the agreement, Ariel has the right to terminate the agreement at any time without notice and without any reason. Ariel has the right to withhold the payment of any outstanding fees and to retain all future fees upon termination. Our ability to increase revenues in the future will depend significantly on our ability to maintain good relationship with Ariel.  If our agreement was terminated prior to the expiration date, was not renewed following expiration, or otherwise became unavailable or unenforceable, our business would fail unless we were able to enter into replacement contracts with other third party vendors, of which there can be no assurance.

We rely on our Vendor to upgrade the Software. Changes in user and client requirements or preferences or rapid change in technology may lower the attractiveness of the Software and impair our ability to attract and retain customers.

As Super Luck is not the developer of the Software, changes in user and client requirements and preferences, frequent new products, and service introductions comprising new functions could weaken the attractiveness of the Software. Our success will depend on the Vendor’s ability to provide software upgrades and improve its Software capability in addressing the varied needs of prospective clients. Failure to do so could result in the loss of customers or the inability to retain or attract customers.

We do not have the exclusive right to market the Software.  The Vendor may enter into contracts with other companies who may become our competitors in the area.  We have no protection against this competition, which may cause us to lose revenue.

We signed a non-exclusive agreement with Ariel, which means that there is possibility that Ariel has the right to enter into additional agreements with other parties to market the

Software in the Territory. If that happens, we may face substantial increase in number of competitors, and we will lose our niche to market the Software as we are not the only introducer of the Software anymore. We may have to cease our business operations in such case.

We must comply with all applicable governmental regulations in each country in which we operate or intend to operate.  Changes in governmental regulations and failure or inability to comply with such regulations could require changes in our operations and could cause our business to fail.

Our business is subject to substantial regulation in each country in which we operate or intend to operate.  Such regulations are likely to change over time and there is no assurance that we will be able to remain in compliance.  Currently, we are not required to obtain any license or qualification certificate from the government authorities in our intended sales region for the provision of financial software services. If the government of any country in our intended sales region implements new laws, regulations and policies imposing on Super Luck the requirement to obtain a license or qualification certificate in the future, we will have to apply for such license or qualification certificate, and in turn, our operation and business prospects may be adversely affected due to the extra time and cost spent on such application.  Changes in governmental regulations and failure or inability to comply with such regulations could require changes in our operations and could cause our business to fail.

Our future revenue, if any, may be affected by fluctuations in exchange rates, and we may be exposed to currency conversion risks.  We may not be able to utilize potential profits in one currency to fund business operations in other currencies.  This would limit our ability to fund our business.

We will record our finances in Hong Kong dollars and report our operations in U.S. dollars. Fluctuations in the exchange rate between Hong Kong dollars and the U.S. dollars will affect the amount of dollars reported in our financial statements. We may also anticipate that certain of our business may be conducted in jurisdictions which could generate revenue, expenses and liabilities in other currencies, including Renminbi and other Asian currencies. Our business and operations may be affected should we not be able to obtain sufficient foreign currencies at acceptable rates to meet its foreign exchange needs. Also, we may obtain revenue in one currency which we cannot use to fund business operations in another country.  Currency rate fluctuations could adversely affect any potential sales, cost of revenues, profit margins, and net income.  Fluctuations may also subject us to volatility in our financial reporting.  As a result, we will be subject to the effects of exchange rate fluctuations with respect to any of these currencies.

We may face fierce competition from other businesses.  If we cannot gain a market share among this competition, we may not earn revenues and our business may fail.

Super Luck believes that it will face competition from other businesses, especially those with greater recognition, greater financial and marketing resources, and a longer operating history. Our competitors may also leverage their existing relationships with companies, their expertise and their established reputations to increase their share of the market. We have mentioned two major competitors in the “Competition” section and they have longer operating history, greater resources in terms of money and employees. Super Luck, on the other hand, is in its development stage and with limited funds. Also, because some of our Potential Clients are already using the software of our competitors, we may face difficulties in pursuing these Potential Clients to change to use our Software, and we may not be able to attract new Potential Clients to use our Software because we have shorter operating history and are less known to them. There can be no assurance that we will be able to achieve or maintain adequate market share or sales in order to achieve profitability and significantly expand our business operations.

Net losses are expected to continue.  If we cannot produce revenue, our business will fail.

Our net loss from inception through May 31, 2006 is $10,251, consisting of formation expenses of $539 and general and administrative expenses of $9,720, offset by interest income of $8. We expect losses to continue in the next quarter. To achieve and maintain positive cash flow, we need to market the Software and develop a good reputation in order to attract more Potential Clients. Moreover, we also need to restrict our operation expenses to a minimal amount. We cannot guarantee that we will be successful in generating revenues in the future. Failure to do so may cause us to go out of business.

RISKS RELATING TO OUR COMMON STOCK

Mr. Wilson Kin Cheung is currently the majority stockholder of Super Luck and will continue to have approximately 91.72% of the outstanding shares even if all of the shares offered herein are sold. Mr. Cheung will be able to elect the Board of Directors and control Super Luck.

The value attributable to the right to vote is diminished as a result of Mr. Cheung having a large share position. Mr. Cheung directly has 93.75% of the voting power of our outstanding equity. Even if all 200,000 shares are sold, Mr. Cheung will be the majority stockholder and will retain approximately 91.72% of the issued and outstanding shares of Super Luck.  As a result, Mr. Cheung will elect the board of directors and will decide all other matters submitted to the stockholders.

Mr. Wilson Kin Cheung devotes only 25% of his time to Super Luck.  This may not be sufficient time to make Super Luck successful.

Super Luck is currently managed by Mr. Wilson Kin Cheung, the President, the sole officer, employee and Director of Super Luck. We have not signed any employee agreement with Mr. Cheung, and he currently devotes approximately 25% of his time to our operations.  Mr. Cheung is also currently the only person who introduces the Software to Potential Clients.  The limited time that Mr. Cheung can dedicate could have an adverse effect on our business operations and revenue if it is not sufficient to produce profits.

The offering price for Super Luck’s shares was arbitrarily determined.

The offering price for the Shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

Resale of our shares may be difficult because there is no current market for our shares, and it is possible that no market will develop. This may reduce or limit the potential value of our shares.

There is no current public market for our shares of common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow stockholders to easily dispose of their shares.  The lack of a public market, or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

If a trading market develops for Super Luck’s common stock, it is likely to be subject to the "Penny Stock" Rules of the SEC.  The application of such rules would make transactions in our stock cumbersome and may reduce the value of an investment in Super Luck’s stock.

There is no current trading market for the Shares and there can be no assurances that a trading market will develop.  If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

RISKS RELATING TO DOING BUSINESS IN HONG KONG, CHINA AND OTHER POTENTIAL SALES REGIONS

Changes in Hong Kong’s political and legal condition could harm our business operations.

Our assets and initial business will be in Hong Kong, and we will conduct our initial business activities there. Any changes in political and legal conditions in Hong Kong may influence our operations and financial conditions. However, any changes in political, legal or other conditions in Hong Kong altering Hong Kong’s autonomy could have an adverse effect on our business operations and potential revenue.

There are political and economic risks of doing business in Mainland China.  If we encounter any of these risks, we may have to cease operations.

Super Luck will initially concentrate its business in Hong Kong and may later expand into Mainland China. It is important to note that there are political and economic risks of doing business in Mainland China. Changes in the economic and political situation in Mainland China may affect our customers and our possible future expansion into Mainland China. The Chinese government is aggressive in reforming the legal and structural framework for doing business in Mainland China, however, many of these reforms are unprecedented or experimental and may be subject to refinement, change or reversal. We cannot assume that the Chinese government will continue to pursue a policy of economic reforms in Mainland China. Our revenue may be adversely affected by these changes.

We are subject to international economic and political risks, over which we have little or no control.

We may expand our business region to other countries or regions like Taiwan, Kuwait, Macau and Dubai. Doing business outside the United States may subject us to various unique risks. This includes changing economic, political and social conditions, major work stoppages, exchange controls, currency fluctuations or devaluations, armed conflicts and unexpected changes in laws relating to tariffs, trade restrictions, foreign investments, taxation and nationalization or other expropriation of private enterprises. We have no control over these risks and may be unable to anticipate changes in international economic, political and social conditions and, therefore, unable to alter our business practices in time to avoid loss of assets, and disruption or failure of our business.  If any of these conditions occur, it might result in the total loss of our investment in certain countries.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident director.

All of our operations and our assets are located outside the United States.   In addition, all of our officers and director are foreign citizens.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against any of our individual director or officer.

USE OF PROCEEDS

If we sell the maximum of 200,000 shares we are offering, we will receive a total sum of $100,000 proceeds before deduction of costs associated with this offering. This sum is calculated based on the assumption that we could raise 100% of the offering proceeds. If we only raise 30% of the offering proceeds, or $30,000, all proceeds will be used to pay the offering expenses. The following table provides information regarding our intended allocation of the net proceeds of this offering, assuming various percentages sold of the total shares offered in the offering.

	100% of the offering	75% of the offering	50% of the offering	25% of the offering (6)	10% of the offering (6)

Offering expenses (1)	$30,000 (30%)	$30,000 (40%)	$30,000 (60%)	$30,000 (120%)	$30,000 (300%)

Business development ()	$40,000 (40%)	$22,500 (30%)	$7,500 (15%)	$0 (0%)	$0 (0%)

Capital expenditures (3)	$5,000 (5%)	$3,750 (5%)	$2,500 (5%)	$0 (0%)	$0 (0%)

Administrative expenses (4)	$15,000 (15%)	$11,250 (15%)	$7,500 (15%)	$0 (0%)	$0 (0%)

Working Capital (5)	$10,000 (10%)	$7,500 (10%)	$2,500 (5%)	$0 (0%)	$0 (0%)

Total Sum Received	$100,000	$75,000	$50,000	$25,000	$10,000

We will use the proceeds from this offering to develop our business and acquire equipment to improve our efficiency. The table illustrates our estimate of the intended allocation of the proceeds from this offering, however, there maybe discrepancies in the actual expenses that will be incurred in one or more categories. Our allocation of proceeds may vary slightly for adjustment.

(1)

Estimated expenses of Super Luck associated with this offering will consist of registration fees, transfer agent’s fees, printing costs, postage, distribution costs, legal fees, accounting fees, and miscellaneous expenses.  These costs are estimated.

(2)

The funds allocated to business development are intended to be used for organizing various marketing activities such as seminars and business luncheons throughout the year. Through these functions, we can introduce our products and services to Potential Clients and increase Super Luck’s reputation among customers. We will use the proceeds for booking hotel conference rooms, inviting speakers and settling other administrative expenses.

(3)

The funds allocated to capital expenditures are intended to be used for purchasing necessary equipment such as computers, printers, projector and other office furniture. Super Luck does not maintain an office, but future employees will work at the office of the President. However, we need to acquire necessary equipment for them to use.

(4)

The funds allocated to administrative expenses are intended to be used for indirect expenses to maintain the daily operation of the business, such as travel expenses, stationary and postage expenses, and utility expenses.

(5)

The funds allocated to working capital are intended to be used for hiring three employees in the coming 12 months. Two of these employees will be professional salespersons, and one will be responsible for organizing marketing activities and handling administrative duties. If we do not obtain enough funds from this offering (i.e. 75%-100% of the offering), we may hire only one professional salesperson to assist Super

Luck’s Director and President, Mr. Wilson Cheung.

(6)

Because the estimated expenses of this offering are approximately $30,000, all proceeds from the offering will be applied to payment of offering expenses until the Company has sold more than 30% of the shares being offered hereby.

DETERMINATION OF OFFERING PRICE

The offering price of $0.50 per share for the shares offered hereby has been arbitrarily determined by corporate management.  We have no significant tangible assets or operating history and have not generated any significant revenues or profits to date. The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

DILUTION

Our officer, director and current stockholder acquired his shares of common stock at a cost substantially less than $0.50 per share.  As a result, purchasers in this offering will suffer immediate dilution in the net tangible book value of their shares following completion of the offering.  The following table illustrates the per share dilution as of May 31, 2006, assuming various percentages of the total number of shares we are offering are sold, and assuming we do not pay broker/dealer commissions to sell the shares. The amount of dilution will vary depending on how many of the shares offered by Super Luck are sold.  See the following table:

DILUTION TABLE

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Offering Price	$0.50	$0.50	$0.50	$0.50	$0.50

Net Tangible Book Value Per Share Before Offering	0.00	0.00	0.00	0.00	0.00

Net Tangible Book Value Per Share After Offering	0.013	0.01	0.007	0.004	0.002

Dilution of Net Tangible Book Value to New Investors	0.487	0.49	0.493	0.496	0.498

Increase in Net Tangible Book Value to Existing Stockholder	0.013	0.01	0.007	0.004	0.002

PLAN OF DISTRIBUTION

This Prospectus relates in part to shares we are offering for sale on a “self-underwritten” basis, and in part to shares being offered for resale by the selling stockholder named herein.  The plan of distribution for the shares we are offering is different than the plan of distribution for the shares being offered for resale by the selling stockholder.  We are offering a total of up to 200,000 shares for sale on a “self-underwritten” basis directly through Wilson Cheung, our executive officer and director who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. He will conduct the offering through written communication with potential purchasers and by responding to inquiries received from potential purchasers. This offering will terminate upon the earlier to occur of (i) the first anniversary of the date of this Prospectus, (ii) the date on which all 200,000 shares registered hereunder have been sold, or (iii) the date on which we elect to terminate this offering.  We may elect to terminate this offering early for any reason, although it is most likely that early termination would be based on business factors such as the possibility that we are having difficulty locating prospective purchasers and have made a determination that there is not currently a viable market for the shares, a determination that continuing efforts to locate additional prospective purchasers are likely to be too costly or time consuming, or in the event we locate other sources of capital or determine that it would be preferable to seek to raise capital through debt financing or through a private placement offering of securities.

The fact that the offering is self-underwritten means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this Prospectus. We will sell shares on a continuous basis. This offering does not pertain to an at-the-market offering of equity securities of Super Luck.  We may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. Although we have not yet done so, we anticipate that we may seek to enter into agreements with various brokers and sales agents to assist us in identifying and contacting potential investors in the event we determine that conducting the offering solely through our officers and directors is not likely to result in the sale of a substantial number of the shares offered hereby. Under these agreements, we anticipate that we would generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or that we sell to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares. In the event we enter into an underwriting agreement or agreements with broker-dealers and sales agents at any time after the effective date of this registration statement, we will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In connection with his selling efforts in the offering, Mr. Cheung will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Cheung is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Cheung will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Cheung is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Cheung will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Cheung will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).    In conjunction with this offering, Mr. Cheung intends to limit his participation to transactions involving offers and sales to registered broker dealers, preparing and delivering written communications to potential purchasers through the mails, and responding to inquiries initiated by, and received from, potential purchasers.

LEGAL PROCEEDINGS

Super Luck, Inc. does not know of any material, active or pending legal proceedings against them; nor is Super Luck involved as a plaintiff in any material proceedings or pending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

 The respective positions and ages of our directors and executive officers and the year in which each director was first elected are shown in the following table. Each director has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. Vacancies in the existing Board of Directors are filling by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Name	Age	Position	Director Since

Wilson Kin Cheung	33	President and Director	August 2005

We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

Biographical Information

Mr. Wilson Kin Cheung has been the President and Director of SUPER LUCK since August 2005 to the present. His responsibilities include general management and financial management. Mr. Cheung also holds the positions of Secretary, Treasurer and Chief Financial Officer.  Mr. Cheung has more than ten years working experience in the investment banking and corporate finance areas in Hong Kong markets.  Mr. Cheung is also the Director and President of Market Data Consultants, Inc., a Delaware corporation that provides consultancy services and resells market data management systems. He is also a managing director of Easterly Financial Investment Limited, a Hong Kong corporation, which provides financial advisory services in the Asia Pacific region. Prior to joining Super Luck, Mr. Cheung was with First Asia Finance Group Limited from December 2001 to July 2005. Mr. Cheung worked as an Executive with Oriental Patron Asia Limited, an investment bank specializing in corporate finance, from September 1999 to September 2000; as an Assistant Manager with Kingsway Capital Limited, an investment bank specializing in corporate finance from October 2000 to May 2001; and as a Manager with Core Pacific - Yamaichi International (H.K.) Limited in Hong Kong from June 2001 to November 2001, engaging in the provision of corporate finance, financial advisory, and securities placement and underwriting services . Mr. Cheung holds a Bachelor of Business degree from Melbourne, Australia.

SIGNIFICANT EMPLOYEES

We have no employees at this time. Super Luck is managed by the director and executive officer.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There have been no legal proceedings involving either our director or executive officer that are material to an evaluation of the ability or integrity of any director or executive officer of Super Luck, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 22, 2006, the ownership of each executive officer and director of Super Luck, of all executive officers and directors of the Super Luck as a group, and of each person known by Super Luck to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of Super Luck except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class

Common	Wilson Kin Cheung (1) Rm1901-02, 19th Floor, Lucky Building, 39 Wellington Street, Central, Hong Kong	8,500,000	93.75%

Common	Wai Wai Cheung (2) Flat B, 38/F, Tower 2,The Orchards, 3 Greig Road Quarry Bay, Hong Kong	500,000	5.51%

Common	All Officers and Directors as a Group (1 in number)	8,500,000	93.75%

(1)Mr. Wilson Kin Cheung is a director and executive officer of Super Luck.

(2) Ms. Cheung is the sister of Mr. Wilson Kin Cheung.

EXECUTIVE COMPENSATION

 At this time, no compensation has been scheduled for members of the Board of Directors or officers of Super Luck and no compensation has been paid for the last year.

Future compensation of officers will be determined by the Board of Directors based upon the financial condition, financial requirements and performance of Super Luck, and individual performance of each officer.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Super Luck for the benefit of its employees.

DESCRIPTION OF SECURITIES

COMMON STOCK: We are authorized to issue 100,000,000 shares of $ 0.001 par value Common Stock, of which 9,066,888 shares are issued and outstanding. As of the date of this

Prospectus, there are no outstanding options, warrants or other securities. In the event all of the shares offered herein are sold, Super Luck will have 9,266,888 shares issued and outstanding.

VOTING RIGHTS: Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by stockholder of Super Luck, except that in the election of Directors, cumulative voting is permitted.

CASH DIVIDENDS:  As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, and other applicable conditions. We do not intend to pay any cash dividends in the foreseeable future but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS: There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

PREEMPTIVE RIGHTS. The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of Super Luck's capital stock in subsequent stock offerings.

LIQUIDATION RIGHTS.  In the event of the liquidation or dissolution of Super Luck, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of Super Luck remaining after the satisfaction of all liabilities.

CONVERSION AND REDEMPTION RIGHTS. The shares of the Super Luck’s Common Stock have no conversion rights and are not subject to redemption. The unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued, according to Frascona, Joiner, Goodman, and Greenstein, our legal counsel.

STOCK TRANSFER AGENT: Super Luck’s transfer agent is Madison Stock Transfer, Inc., 1813 East 24th Street, Brooklyn, NY 11229.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Super Luck’s Articles of Incorporation and Bylaws include provisions requiring it to provide indemnification for officers, directors, and other persons. Super Luck has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of Super Luck.  Super Luck may not provide such indemnification unless the person seeking it acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Super Luck and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Super Luck pursuant to the foregoing provisions, Super Luck has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No officer, director, promoter, or affiliate of Super Luck has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by Super Luck through security holdings, contracts, options, or otherwise.

We have adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock rather than in cash.  Any such issuance of stock would be made on an adhoc basis.  Accordingly, we are unable to predict whether, or in what amount, such a stock issuance might be made. Super Luck may seek to acquire a business that has experience in marketing and promoting the use of different kinds of financial software and has established a professional sales team with personnel who are knowledgeable in reselling a variety of financial software products. In the event that an acquisition candidate purchases the shares of Super Luck, it is more likely than not that such a candidate would pay a price higher than the price originally paid by our current stockholders.  However, there is no guarantee that the stockholders will make a profit on such a transaction.  Any decision to sell the shares of Super Luck could be made at the sole discretion of the current majority stockholder without the vote of the purchasers in this offering.

 It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of Super Luck's directors or executive officers or to any other affiliate of us except as described under "Executive Compensation" above.

Super Luck does not maintain an office, but it does maintain a mailing address at the office of its President, for which it pays no rent and for which it does not anticipate paying rent in the future. It is likely that we will not establish an office until it has completed a business acquisition transaction, but it is not possible to predict what arrangements will actually be made with respect to future office facilities.

Although management has no current plans to cause us to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by Super Luck’s current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current stockholders, or requiring the future employment of specified officers and payment of salaries to them.  A sale of securities by our current stockholders to an acquisition candidate might be at a price higher than that originally paid by current stockholders but may or may not be higher than the price paid by subscribers to this offering.  Any payment to current stockholders in the context of an acquisition involving Super Luck would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.  Any decision to sell the shares of Super Luck could be made at the sole discretion of the current majority stockholder without the vote of the purchasers in this offering.

DESCRIPTION OF BUSINESS

THE BUSINESS

About Super Luck

Super Luck, Inc. (“we”, “us”, “our”, “Super Luck”) was incorporated under the laws of the State of Delaware on August 10, 2005. We are a development stage company, and our business is to market, sell and support financial software products. We plan to become an introducer or agent of financial software products developed by international software developers around the globe. We are currently an introducer of a financial software product (as defined below), and we are not bound by the agreement (as define below) to become the introducer or agent of other financial software products. Our executive office is located at Room 1901-02, Lucky Building, 39 Wellington Street, Central, Hong Kong. The authorized capital of Super Luck consists of 100,000,000 shares of $0.001 par value common stock. On August 25, 2005, Super Luck issued 8,500,000 shares of common stock to Mr. Wilson Kin Cheung at $0.001 per share for a total of $8,500.

On December 6, 2005, Super Luck signed an agreement with Ariel Communications Limited (“Ariel”, the “Vendor”), a United Kingdom incorporated company. Under the agreement, Super Luck became an introducer of computer software named FX Trading Platform (the “Software”, “FX System”). The Software enables brokerage firms to conduct Foreign Exchange trading for their end clients, and it targets small and medium sized brokerage firms who do not have the financial ability and technological know-how to develop their own in-house software to trade on the Foreign Exchange in real time. Super Luck has a right to introduce Ariel and the Software to potential customers who wish to use the Software for the provision of Foreign Exchange trading services (“Potential Clients”) and to enable the Potential Clients to offer such services to their own clients.  Potential Clients are generally small-and-medium sized brokerage firms, banks and financial institutions that offer FX trading services to their own clients. Super Luck is required to use its best effort to introduce the Software to Potential Clients and help the Potential Clients to obtain the software license (“Software License”) from Ariel. Our sales territory includes Hong Kong, Taiwan, Greater China (the People’s Republic of China or Mainland China), Macau, Dubai and Kuwait (the “Territory”). Our sales rights are not exclusive in the Territory.

Super Luck, as an introducer, undertakes with all due diligence, care and skill:

(a)

to sell, promote and market the Software upon the terms specified by Ariel to the Potential Clients within the Territory and to co-ordinate with Ariel its approach to the Potential Clients and notify Ariel in writing and obtaining Ariel’s written consent prior to making an initial approach to a Potential Client;

(b)

to service the Potential Clients’ requirements with a view to ensuring the Potential Clients’ continuing commitment to license the Software;

(c)

to promptly provide Ariel with such information relating to the Potential Clients as Ariel may require from time to time; and

(d)

to conduct activities in a proper and efficient manner.

Super Luck is required to refer to Ariel any and all of the Potential Clients on an unprompted and unsolicited basis who indicated a wish or interest in relation to the Software License. We also need to notify the Potential Clients that the granting of the Software License will be subject to Ariel’s consent. We are not allowed to accept or purport to accept any person as a customer of or for Ariel. Super Luck is not an agent of Ariel and has no authority to bind Ariel in any manner.

For the introduction of each new Potential Client, Super Luck is entitled to receive 20% of the amount of the initial set up fee agreed to in writing by the Potential Client which is above the Base Cost of US$10,000. When a Potential Client buys or sells a foreign exchange using the Software, Ariel will charge the Potential Client a service charge per round turn of trade conducted.  A “round turn” means two transactions including the buying and selling of 100,000 units per trade.  We are entitled to receive 20% of this service charge.  The amount of the service charge shall be determined by Ariel.  The aforementioned introduction fees are broadly referred as (the “Fees”).  Super Luck will only be paid if it introduces Potential Clients to Ariel and such Potential Client signs an agreement with Ariel.  Super Luck has not yet introduced any Potential Clients to Ariel.

The Fees will accrue on a daily basis and will be payable to us quarterly in arrears as soon as practicable following the relevant Fee Date (i.e. December 31, March 31, June 30 and September 30). Payment of the Fees related to the initial set up fee shall be conditional upon satisfaction of the following conditions which must be fulfilled at the time of the relevant Fee Date for each Potential Client:

(a)

the relevant Potential Client having paid in full, at the time of the relevant date for payment of the Fees, all the relevant fees due to Ariel pursuant to the Software License at the relevant Fee Date;

(b)

a duly completed Software License having been signed by the relevant Potential Client and not having expired or been terminated by either Ariel or the relevant Potential Client pursuant to the terms of the Software License;

Currently, Super Luck has no regulatory schemes that govern its business.

Background

Foreign Exchange Market in Hong Kong and the Mainland China

The foreign exchange market (“Forex”) is the largest financial market in the world. Unlike other financial markets, the Forex market does not have a specific exchange location. Trades are carried out through banks, businesses and foreign currency traders. The Forex market is open 24 hours a day, five days a week, with currencies being traded worldwide among the major financial centers of London, New York, Tokyo, Zurich, Frankfurt, Hong Kong, Singapore, Paris and Sydney.

Hong Kong is the world's 6th largest foreign exchange center. There is considerable demand for foreign exchange among Hong Kong citizens.  Telephone dealing is still the most popular mode of trading foreign currencies, followed by counter and online trading. We believe that the advancement in software development will increase the efficiency of counter and online trading.

Following the exchange rate reform in April 1994 in China, the China Foreign Exchange Trading Centre was re-located to Shanghai to unify Forex trading for the whole nation.

Considering the population in China, the percentage of Chinese citizens with a brokerage account and the number of brokerage firms are still small compared to that of other developed countries. Nonetheless, China's accession to the World Trade Organization (WTO) will increase the efficiency of China's market-oriented economy. We believe that the securities industry will continue to grow steadily with the support of the Chinese government in reforming the legal and structural framework for the industry.  Moreover, most small and medium sized brokerage firms in Hong Kong and China do not have the financial ability and technology know-how to develop their own in-house software to trade Foreign Exchange real time. We expect vast opportunities in the financial software industry in the Hong Kong and China markets.

Usage of Financial Software in the Securities Industry

Information technology has been widely used in every industry and the securities industry is no exception. Investors can now quote prices and make transaction orders anytime and anywhere. Undoubtedly, advancement in financial software greatly improves the efficiency and effectiveness of instant trading. Software application products for financial institutions can facilitate the automation and streamlining of operational workflows. Financial software packages are much more user-friendly and easy-to-use now than they were in the past. They can provide a variety of functions to suit business needs of users.

The FX System allows brokers to view data relating to their clients, to list their clients, to trade and order, and to access the data for all their clients. The Software also enables margin calls to be triggered automatically when the client account falls below their margin requirement, generates automatic stop loss orders for dealer execution on equity level falling below pre-defined levels and emails client on all orders executed and cancelled.

As software developers receive feedback and opinions from users, they will continue to improve the functionality and efficiency of the software. We believe that the usage of financial software will continue to grow in the near future.

The Financial Software Industry in Hong Kong and China

The financial sector in Hong Kong fared well in the third quarter of 2005, benefiting from the progressive pick-up in economic activities. Due to the fact that Hong Kong is one of the international financial centers in the Asia Pacific Region and the economy continues to improve, we believe that the financial software industry in Hong Kong will continue to grow.

China has experienced strong economic growth in recent years. The government has enacted various policies to reform the financial and banking industry after China's accession to the World Trade Organization (WTO). The recent speculation of Renminbi revaluation further increased investors’ interest in the China’s financial market. The management believes that the speculation of Renminbi revaluation will attract a vast number of investors to purchase Renminbi using advanced Forex trading software. With a robust financial market, we expect a strong need of financial software in the brokerage and financial firms in China. Management believes that financial software developed in China has been considered to be less sophisticated than those developed overseas because of shorter software development history and lesser know-how on financial products; therefore, we anticipate that Chinese companies will want our software.

Because small and medium sized brokerage firms and financial institutions in both regions do not have the financial ability and technology know-how to develop their own in-house software, most of them acquire financial software from overseas or local vendors.

OUR BUSINESS ACTIVITIES

Super Luck plans to form a professional sales team in which the members of the team have already built up a strong client base during their past years of work. The team will target the top management personnel of potential financial services companies and brokerage firms and introduce them to the Software. Super Luck is responsible to undertake all due diligence, care and skill:

(a)

to sell, promote and market the Software upon the terms specified by Ariel to the Potential Clients within the Territory and to co-ordinate with Ariel its approach to the Potential Clients and notify Ariel in writing and obtaining Ariel’s written consent prior to making an initial approach to a Potential Client;

(b)

to service the Potential Clients’ requirements with a view to ensuring the Potential Clients’ continuing commitment to license the Software;

(c)

to promptly provide Ariel with such information relating to the Potential Clients as Ariel may require from time to time; and

(d)

to conduct activities in a proper and efficient manner.

Super Luck is required to refer to Ariel any and all of the Potential Clients on an unprompted and unsolicited basis who indicated a wish or interest in relation to the Software License. We also need to notify the Potential Clients that the granting of the Software License will be subject to Ariel’s consent. We are not allowed to accept or purport to accept any person as a customer of or for Ariel. Super Luck is not an agent of Ariel and has no authority to bind Ariel in any manner.

FX Trading Platform – Plus

Ariel developed the FX System in 1999. The FX System enables banks, brokers and trading houses to benefit from the rapidly evolving financial markets. It also provides cost effective trading solutions to financial services companies and brokerage firms who do not have large budgets available. It has three interfaces: the Client, Dealer and Administration interfaces that link all market participants such as clients, dealers, brokers, salespeople (in-house and external) with price feeds, news, charting and other service providers.

The Client interface offers features such as real time firm quotes, real time chat, click & deal function (which means perform online transaction by one mouse click) of client accounts etc., whereas the Dealer interface allows users to send trade and order requests, have one on one online chat session with clients, broadcast global messages to all registered clients, and access the administration screens to view client accounts. The Administration interface enables dealer & client software installation, setting up of dealer and client accounts and facilitates other back office functionalities. The FX System has a remote management interface (“RMI”) for users to manage markets and parameters, monitor input and output interfaces, view prices, enter prices manually, view price history, build up and maintain portfolios of markets using easy drag-and-drop functionality, get manual quoting for markets, set users, and set groups and privilege levels for restricted or open access according to need. These functions allow users to manage their trading portfolio.  For example, they can view the real-time trading price of different foreign exchanges, view the past transactions, perform instant purchases, stop loss and sell orders, get real time quotes of foreign exchanges etc. Users may be brokers who assist their own clients to perform dealings, if their clients pay to set up their own accounts to use the Software.  Brokers can set users and privilege levels so that clients may manage their own portfolio using the Software when they are in the brokerage firm.

About Ariel Communications Limited

Ariel, a United Kingdom incorporated company, is a software house specializing in Internet trading solutions. It is the sole and exclusive owner of FX System. Ariel has been focusing on the United Kingdom and European markets since its establishment.  It has not targeted the Asia market until recently. Before signing the contract with Super Luck, Ariel signed agreements with two other resellers in Asia. The agreements for all introducers are the same except that they are responsible for marketing the Software in different regions. Super Luck is the only introducers in Hong Kong, Taiwan, Greater China, Macau, Dubai and Kuwait.

REVENUE

Super Luck will receive an initial setup fee and a monthly volume fee from Ariel as revenue. We are entitled to receive 20% of the amount of the initial set up, which is a minimum of $10,000. The initial set up fee will be determined by both Ariel and Super Luck based on the Software License terms and usage period of each Potential Client. Super Luck and Ariel determined the minimum initial set up price to be $10,000 in the agreement.  When a Potential Client buys or sells a foreign currency using the Software, Ariel will impose a service charge on the client per round turn of trade conducted.  A “round turn” means two transactions including the buying and selling of 100,000 units per trade.  We are entitled to receive 20% of this fee.Ariel will determine the rate of this fee.  The fee will accrue on a daily basis, and we will receive the money on a quarterly basis in arrears following the relevant fee date (i.e. December 31, March 31, June 30 and September 30). As of August 4, 2006, Super Luck is still seeking Potential Clients to subscribe to the Software License and has not yet signed any contracts with any Potential Clients. We plan to rely on the network of the President and Director of Super Luck, Mr. Wilson Cheung, to introduce the Software to Potential Clients. Mr. Cheung currently spends around 25% of his time on Super Luck. We plan to hire more employees to assist Mr. Cheung; however, we will hire employees only if we have raised sufficient funds, as stated in the “Use of Proceeds” section.

EMPLOYEES

At present, we have no full or part-time employees. Super Luck is currently managed by Mr. Wilson Kin Cheung, the President and Director of Super Luck. We have not signed any employee agreement with Mr. Cheung. Mr. Cheung devotes approximately 25% of his time to our operations. We presently do not have pension, health, annuity, insurance, stock options, profit sharing and similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

We plan to hire three employees in the coming year. One of them will be responsible for organizing seminar/luncheon/information sessions to promote the software and to handle other administrative work. The remaining two will be professional salespersons who have strong sense in the financial software market. Both of the salespeople will be located in the Hong Kong office.

CUSTOMERS AND MARKETING

As a development stage company, we will concentrate on the Hong Kong market and expanding into Greater China, particularly, Shen Zhen and Shanghai. Our target customers include financial services companies and brokerage firms in the regions. However, we have an opportunity to offer the Software to other Potential Clients in the other aforesaid regions, we will certainly pursue it.

We have no current customers at this moment. However, we plan to organize a number of seminars and business luncheons to increase the profile of Super Luck and the Software. We will also organize information sessions for larger corporate customers and potential clients.

Super Luck realizes the importance of after sales services and full technical and customer service support for retaining valuable clients. There is a plan to hire additional employees to create a customer services team to provide better and more personalized service to customers in 2007. Super Luck does not currently offer these services.  Ariel will provide training sessions to Super Luck to help them become familiar with the usage and benefits of the Software. It will also provide all necessary sales materials for the Software in soft copy or hard copy to Super Luck. Super Luck is responsible for understanding the requirements of Potential Clients and for introducing and explaining the benefits of using the Software to them. Super Luck will also help to reflect the usage feedback of Potential Clients to Ariel so that Ariel can update the Software from time to time.  Ariel will be responsible for handling all Software changes or problems.

We may further launch larger-scale seminars in China to promote the Software and pursue work with several software distributors in China after we develop a firm customer base in Hong Kong. Software distributors in China have developed a strong base of clients who may be interested in our Software. If we build up strategic partnerships with these software distributors, we can approach this group of customers through their network. The distributors are also familiar with the cultures and needs of local customers so they can assist us in entering the market in China.

COMPETITION

Super Luck believes that it will face competition from many businesses, especially those with greater recognition, greater resources in terms of manpower and money, and a longer operating history. Our competitors may also leverage their existing relationships with companies, their expertise and their established reputations to increase their share of the market. Because we consider the barriers to entry in our expected market to be low due to the low capital investment required, we anticipate that we will face many additional competitors in the future. Although we believe that we will be able to compete successfully in this market, we cannot assure you that we will be able to do so.

We have two major competitors: FXCM and Brokerbox. FXCM is one of the largest non-bank Forex capital markets and specializes solely in instant and real time trade in foreign exchange (“spot foreign exchange”). It provides online foreign exchange services to private clients, hedge funds and financial institutions throughout the world. It has an affiliate office in Hong Kong that serves client base in both North and South East Asia. We believe that FXCM will be a strong competitor due to its longer operating history, higher company profile and a significantly larger number of employees. Although Super Luck is considerably smaller in terms of company size, the two companies target different segment of clients. Super Luck will first target at small brokerage firms and financial institutes at the development stage, while FXCM targets larger clients.

Brokerbox is a United Kingdom based technology company formed in 1999 and is headquartered in London with branch offices in New York, Chicago, Geneva & Monaco. It provides e-business solutions to the banking and brokerage industry which includes applications that allow customers to access to instant data and perform instant transaction online. Instead of focusing on the Forex market, Brokerbox develops a number of other trading systems. Their software can be used online and is available for users to download and install in their own PCs.  Similarly to Ariel, it distributes their software globally by signing distribution agreement with other companies.

Super Luck is the only reseller of the FX System in the territories including Hong Kong, Taiwan, Greater China, Macau, Dubai and Kuwait. There are currently not many financial software companies that develop Forex trading system and our main competitors are overseas companies.

PROPERTY AND FACILITIES

We have no real property and currently operate from limited office space provided by Easterly Financial Investment Limited (“Easterly”), for which we pay no rent. Easterly is located at Room 1901-02, Lucky Building, 39 Wellington Street, Central, Hong Kong. We have no plans to obtain additional office space at this moment until our business is more developed.

REPORTS TO SECURITY HOLDERS

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly file reports, information statements or other information with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB, annual reports on Form 10-KSB, reports of current events on Form 8-K, and proxy or information statements with respect to shareholder meetings.  Although we may not be obligated to deliver an annual report to our shareholders, we intend to voluntarily send such a report, including audited financial statements, to our shareholders each year. This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission in accordance with its rules and regulations. The public may read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the

Securities and Exchange Commission at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

This Prospectus includes forward-looking statements that include risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify such forward-looking statements. This Prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the operation and growth of our business and spending. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Prospectus. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in this registration as we are a development stage company with no operations to date. Our ability to generate revenue is subject to substantial risks.

PLAN OF OPERATION

Our overall objective is to create a reselling business by building a corporate image as a reliable, trustworthy partner which provides high quality service to our clients. This will enable our clients to acquire our services continuously. With a good brand name, clients will introduce our services to other Potential Clients by word of mouth. Our ability to achieve success depends on a number of factors including, but not limited to, our ability to achieve and maintain strategic partnerships and alliances with software distributors in China, our ability to maintain a business relationship with Ariel, and our ability to form partnerships with brokerage firms and financial institutions.

Our plan of operations for 2006 and 2007 includes the following elements:

To Increase our Profile and the Awareness of the Software

We plan to organize a number of marketing events, such as seminars and business luncheons, to promote the Software and Super Luck. Our president and director, Mr. Wilson Kin Cheung, has a wide network in the finance industry. With such a network, we can invite renowned speakers who have extensive experience in Forex trading and are well-known to bankers, brokers, and management of the trading houses to speak at our marketing events. Different speakers of various backgrounds will give a speeches on topics related to the Forex trading market in Hong Kong and Greater China. In the latter part of the activities, we will introduce the Software to the participants. It is likely that the talk will attract many of our Potential Clients, and we will take the opportunity to promote Super Luck and the Software and to distribute marketing materials.  There will be six seminars/ luncheons in 2006 and four in 2007.  We plan to organize three seminars and three luncheons in October, November and December 2006, respectively. We will host one seminar and one luncheon in each said month.   We will organize one seminar in each quarter in 2007 and the first one will be commenced in

March 2007.

The estimated costs for organizing a seminar and a luncheon are approximately $1,500 and $2,500, respectively. The total costs to organize one seminar and one luncheon are approximately $4,000, including the costs for booking a venue, inviting speakers and other necessary expenses. As we plan to organize six seminars/ luncheons in 2006 and four in 2007, the aggregate costs will be $24,000 and $16,000. It is estimated that we will need approximately $8,000 to organize information sessions throughout 2006 and 2007. We plan to have 5-10 people in each information session.

We plan to hire three employees in the coming year. One of them will be responsible for organizing seminar/luncheon/information sessions to promote the software and to handle other administrative work. The remaining two will be professional salespersons who have strong sense in the financial software market. Both of the salespeople will be located in the Hong Kong office.

We plan to obtain the capital needed for these activities through this offering. If only a portion of the shares offered are sold, or if it takes longer than expected to sell shares in this offering, management or our sole stockholder may temporarily advance capital to fulfill the liquidity needs. Management has agreed to provide temporary financing to the Company but is not contractually obligated to do so. If we fail to raise additional funding, we may have to delay, scale back or discontinue some or all of our operations.

In addition to seminars and luncheons, we will organize information sessions targeted at Potential Clients who have great interest in the product and our services. The talk will be given by experts from Ariel and Super Luck. Our clients can have an in-depth conversation with the experts and get to know about FX System and the benefit of the Software. We will also introduce the Software to them  and give them a general idea on the pricing. Our professional salespersons, whom we plan to hire in the next twelve months, will contact the Potential Clients individually to investigate their needs and requirements. The team will then prepare a customized proposal for each client.  These information sessions will be held at our office twice a month. In the case of large corporate clients, we will organize such information sessions on request.

Increase our Revenue by Developing Strategic Alliance with Software Distributors in China

We plan to align with software distributors in China and sign cooperative agreements with them. They have already built up a large customer base, and we can introduce the Software to their clients in the Mainland through this channel. We expect to get in touch with larger organizations like banks and large financial institutions in the Mainland. We hope to create revenue when such institutions acquire the Software and our services.  Our President, Mr. Wilson Cheung, has personal connections with a few software distributors in China, particularly in Shengzhen and Shanghai. He will try to make use of this network to approach software distributors in the region. Entering the Chinese market is not easy for a foreign company like Ariel because China has its own culture and tradition with which foreigners are not familiar. Because Mr. Cheung resides in Hong Kong and has extensive experience with doing business with the Chinese people, Ariel chose to align with us and take advantage of our expertise.

Product Research and Development

Super Luck does not plan to have any significant product research and development, as we only acquired the license to resell the Software. Our supplier, Ariel, is responsible for improving and upgrading the Software.

RESULTS OF OPERATION

Period Ended November 30, 2005

Super Luck is a newly incorporated company in a development stage and had $0 operating revenue from inception (August 10, 2005) to November 30, 2005. To date, we have not commenced any business operations and have not generated any revenues. Super Luck had $1 of other income, which consisted solely of interest income. From the date of inception on August 10, 2005 to November 30, 2005, we have not engaged in significant operations other than Super Luck’s organization, raising of initial capital, developing a business plan, signing the business plan with our Vendor, and preparing this Prospectus and registration statement.

Super Luck recorded a net loss of $4,018 from inception to November 30, 2005. The net loss included the formation expenses of $539 and legal, accounting and bank fees of $3,480.

Three Month Period Ended May 31, 2006

We have $0 operating revenue from inception to May 31, 2006. To date, we have not commenced any business operations and have not generated any revenues. We had $4 of other income during the period, which consisted solely of interest income.

Super Luck recorded a loss of $5,818 for the three month period ended May 31, 2006. The net loss included general and administrative expenses of $5,822.

Six Month Period Ended May 31, 2006

We have $0 operating revenue from inception to May 31, 2006. To date, we have not commenced any business operations and have not generated any revenues. We had $7 of other income during the period, which consisted solely of interest income.

Super Luck recorded a loss of $6,233 for the six-month period ended May 31, 2006. The net loss included general and administrative expenses of $6,240.

LIQUIDITY AND CAPITAL RESOURCES

We are in the development stage and have experienced no significant change in liquidity, capital resources or stockholder’s equity. As of November 30, 2005, our audited balance sheet reflects total assets of $7,695. As of May 31, 2006, we have cash and cash equivalents of $9,550, working capital and stockholder’s equity of $9,550 and accumulated deficit of $10,251. We expect to incur expenses due to the hiring of professional salespersons and booking hotel conference rooms for organizing marketing events in 2006 and 2007.

Management’s plans consist of organizing marketing events such as seminars, business luncheons and informational sessions which target Potential Clients. In addition, we plan to align with Mainland software distributors to broaden our customer base in China. We will also hire three employees to assist Mr. Cheung to develop the business.  Management has agreed to provide temporary financing to the Company should it be required for business development and working capital but is not contractually obligated to do so.

The estimated costs for organizing a seminar and a luncheon are approximately $1,500 and $2,500, respectively. The total costs to organize one seminar and one luncheon are approximately $4,000, including the costs for booking venue, inviting speakers and other necessary expenses. As we plan to organize six seminars/ luncheons in 2006 and four in 2007, the aggregate costs will be $24,000 and $16,000. It is estimated that we will need approximately $8,000 to organize information sessions throughout 2006 and 2007. We plan to obtain the capital through this offering. If only a portion of the shares offered are sold, or if it takes longer than expected to sell shares in this offering, management or our sole stockholder will advance temporarily capital to fulfill the liquidity needs. Management has agreed to provide temporary financing to the Company, but is not contractually obligated to do so. If we fail to raise additional funding, we may have to delay, scale back or discontinue some or all of our operations.

We do not plan to expand our operations until enough business has occurred, and we think there are enough revenues to support such an expansion. Our first step is to recruit and hire salespersons on a needed basis. We have no specific long-term capital requirements other than those which would vary from the sale of the Software and no material borrowings. In our opinion, our working capital is sufficient for our present requirements for the next twelve months if we sell all of the shares offered herein.  If we do not sell a majority of the shares offered, we will be required to obtain additional working capital.

In the event that we require more working capital, management has agreed to provide additional capital but it has no contractual obligation to do so. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us or at all. In the event we require more working capital, we do not have any plans to engage in any debt financing or further equity financing.

We record our finances in Hong Kong dollars and report our operations in U.S. dollars. Fluctuations in the exchange rate between Hong Kong dollars and the U.S. dollars will affect the amount of dollars reported in our financial statements. We do not expect to actively use derivative instruments to reduce our exposure to foreign currency risk.

The following table sets forth certain information concerning the average rates of exchange between Hong Kong dollars and U.S. dollars for the periods indicated. It represents the noon buying rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average noon buying rate is determined by averaging the rates on the last business day of each month during the relevant period.

                  CALENDAR YEAR              AVERAGE NOON

                                                                     BUYING RATE

                                                                   (HK$ PER US$)

                       2001                                             7.7997

                       2002                                             7.7996

                       2003                                             7.7864

                       2004                                             7.7899

                       2005                                             7.7755

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued a revised Statement 123 (“SFAS 123R”), “Accounting for Stock-Based Compensation” requiring public entities to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value.  The cost will be recognized over the period during which an employee is required to provide service in exchange for the award – usually the vesting period.  The effective date for this statement is as of the first interim period that begins after June 15, 2005 (after December 15, 2005 for small business filers).

Super Luck does not anticipate that the adoption of this standard will have a material impact on these financial statements.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, we file reports, information statements or other information with the Securities and Exchange Commission. This Prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission in accordance with its rules and regulations. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 100 F Street, NE Washington, DC 20549.  Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

LEGAL MATTERS

Frascona, Joiner, Goodman & Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements for the period ended November 30, 2005 included in this Prospectus have been audited by PKF, Certified Public Accountants, Member of the Hong Kong Institute of Certified Public Accountants, 26/F, Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong, as indicated in their report on such financial statements, and are included in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS FOR THE PERIOD FROM AUGUST 10, 2005  TO NOVEMBER 30, 2005

34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

35

BALANCE SHEET

36

STATEMENT OF OPERATIONS

37

STATEMENT OF STOCKHOLDER’S EQUITY

38

STATEMENT OF CASH FLOWS

39

NOTES TO FINANCIAL STATEMENTS

40

UNAUDITED CONDENSED FINANCIAL STATEMENTS  FOR THE SIX MONTHS ENDED MAY 31, 2006

43

CONDENSED BALANCE SHEETS

44

CONDENSED STATEMENTS OF OPERATIONS

45

CONDENSED STATEMENTS OF STOCKHOLDER’S EQUITY/(DEFICIT)

46

CONDENSED STATEMENTS OF CASH FLOWS

47

NOTES TO CONDENSED FINANCIAL STATEMENTS

48

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS
FOR THE PERIOD FROM AUGUST 10, 2005
TO NOVEMBER 30, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the sole director and stockholder of Super Luck, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Super Luck, Inc. (the “Company”) as of    November 30, 2005, and the related statements of operations, stockholder’s equity and cash flows for the period from August 10, 2005 (date of incorporation) to November 30, 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Super Luck, Inc. as of November 30, 2005, and the results of its operations and its cash flows for the period from August 10, 2005 (date of incorporation) to November 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 1 to the financial statements, the Company is a development stage company and has an accumulated deficit as of November 30, 2005, these factors raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PKF

Certified Public Accountants

Hong Kong

January 9, 2006

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF NOVEMBER 30, 2005

US$

ASSETS

Current assets
Cash and cash equivalents	7,695

Total assets	7,695

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accrued audit fee	3,213

Total liabilities	3,213

Stockholder’s equity
Common stock - US$0.001 par value (Note 4):
authorized 100,000,000 shares; 8,500,000 shares issued and outstanding	8,500
Accumulated deficit during the development stage	(4,018)

Total stockholder’s equity	4,482

Total liabilities and stockholder’s equity	7,695

See accompanying notes to financial statements.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 10, 2005 TO NOVEMBER 30, 2005

US$

Revenue	-

Expenses
Formation expenses	539
General and administrative expenses	3,480

Loss from operations	(4,019)
Interest income	1

Loss before income taxes	(4,018)
Income taxes (Note 2)	-

Net loss	(4,018)

Net loss per common share :
Basic and diluted (Note 3)	(0.00)

Weighted average number of shares :
Basic and diluted	7,371,681

See accompanying notes to financial statements.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM AUGUST 10, 2005 TO NOVEMBER 30, 2005

	Common stock
	No. of		Accumulated
	shares	Amount	Deficit	Total
		US$	US$	US$
Issuance of common stock
on August 25, 2005 (Note 4)	8,500,000	8,500	-	8,500

Net loss	-	-	(4,018)	(4,018)

Balance, November 30, 2005	8,500,000	8,500	(4,018)	4,482

See accompanying notes to financial statements.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 10, 2005 TO NOVEMBER 30, 2005

US$

Cash flows from operating activities:
Net loss	(4,018)
Change in liabilities:
Increase in accrued fee	3,213

Net cash used in operating activities	(805)

Cash flows from financing activities:
Proceeds from issuance of common stock	8,500

Net cash provided by financing activities	8,500

Net change in cash and cash equivalents	7,695

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	7,695

Cash paid for :
Income taxes paid	-
Interest paid	-

See accompanying notes to financial statements.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 10, 2005 TO NOVEMBER 30, 2005

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Corporate information

Super Luck, Inc. (the “Company”) was incorporated in the State of Delaware on August 10, 2005 for the purpose of exploring business opportunities including reselling software products.

The Company is a development stage company and has no activity during the period.

Continuance of operations

These financial statements are prepared on a going concern basis, which considers the realization of assets and satisfaction of liabilities in the normal course of business.  As of November 30, 2005, the Company had cash and cash equivalents of US$7,695, working capital and stockholder’s equity of US$4,482 and accumulated deficit of US$4,018 respectively.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans on the continuation of the Company as a going concern include financing the Company’s existing and future operations through additional issuance of common stock and/or advances from the sole stockholder and seeking for profitable business opportunities.  However, the Company has no assurance with respect to these plans.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and cash equivalents

Cash and cash equivalents comprise highly liquid investments with original maturity of three months or less.  At November 30, 2005, cash and cash equivalents consist of bank balance of US$1,019 and cash in hand of US$6,676, both of which are denominated in Hong Kong dollars (“HKD”).

Concentration of risk

The Company keeps cash in HKD and maintains a HKD savings account with a commercial bank in Hong Kong, which are financial instruments that are potentially subject to concentration of credit risk.  During the reporting period, the Company has not engaged in any hedging activities.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 10, 2005 TO NOVEMBER 30, 2005

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Income taxes

The Company accounts for income tax in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns.  Deferred income taxes are recognized for all significant temporary differences between tax and financial statement bases of assets and liabilities.  A valuation allowance is recognized on deferred tax assets when it is more likely than not that these deferred tax assets will not be realized.

Foreign currency translation

The Company keeps cash and cash equivalents and incurred expenses in HKD during the reporting period and thus HKD is considered to be the functional currency.  Transactions denominated in currencies other than HKD are translated into HKD at the applicable rates of exchange prevailing at the dates of the transactions.  Monetary assets and liabilities denominated in other currencies are translated into HKD at the rates of exchange prevailing at the balance sheet date.  Exchange gains and losses are included in the determination of net income.

For financial reporting purposes, HKD has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated into US$ at the exchange rate in effect at the period end.  Income and expenses are translated at average exchange rate prevailing during the period.  Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholder’s equity as “Accumulated other comprehensive income – foreign currency translation adjustments”.  Gains and losses resulting from foreign currency translation are included in other comprehensive income/(loss).  During the reporting period, there has been no significant change in exchange rates between HKD and US$.  Accordingly, there is no other comprehensive income/(loss).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying notes during the reporting period.  Actual results could differ from those estimates.

Fair values of financial instruments

Financial instruments include cash and cash equivalents and accrued audit fee.  Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments.  The respective carrying values of financial instruments approximate their fair values.  Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 10, 2005 TO NOVEMBER 30, 2005

2.

INCOME TAXES

A reconciliation of income taxes at statutory rate is as follows:

US$

Loss before income taxes	(4,018)

Expected benefit at statutory rate of 34%	(1,366)
Valuation allowance	1,366

-

Recognized deferred income tax asset is as follows:

Operating losses available for future periods	1,366
Valuation allowance	(1,366)

-

At November 30, 2005, the Company has incurred operating losses of US $4,018 which, if unutilized, will expire through to 2025.  Future tax benefits arising as a result of these losses have been offset by a valuation allowance.

3.

NET LOSS PER SHARE

During the reporting period, the Company did not issue any dilutive instruments, such as options or warrants.  Accordingly, the reported basic and diluted loss per share is the same.

4.

COMMON STOCK

The Company was incorporated on August 10, 2005 with authorized capital of 100,000,000 shares of common stock of US $0.001 par value.  On August 25, 2005, 8,500,000 shares of common stock of US $0.001 par value totaling US $8,500 was issued for cash.

5.

STOCK INCENTIVE PLAN

The Company has not established any stock incentive plan since its incorporation.

6.

COMMITMENTS AND CONTINGENCIES

The Company had no commitments or contingent liabilities as of November 30, 2005.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MAY 31, 2006

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

AS OF MAY 31, 2006 (UNAUDITED) AND NOVEMBER 30, 2005

		As of
	As of May 31, 2006	November 30, 2005
	(Unaudited)	(Audited)
	US$	US$
ASSETS

Current assets
Cash and cash equivalents	9,550	7,695

Total assets	9,550	7,695

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accrued audit fee	1,288	3,213
Amount due to a stockholder (Note 7)	10,000	-

Total liabilities	11,288	3,213

Stockholder’s (deficit)/equity
Common stock - US$0.001 par value (Note 4) :
authorized 100,000,000 shares; 8,500,000 shares
issued and outstanding	8,500	8,500
Accumulated deficit during the development stage	(10,251)	(4,018)
Accumulated other comprehensive income	13	-

Total stockholder’s (deficit)/equity	(1,738)	4,482

Total liabilities and stockholder’s (deficit)/equity	9,550	7,695

See accompanying notes to condensed financial statements.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED MAY 31, 2006

AND FROM INCEPTION ON AUGUST 10, 2005 THROUGH MAY 31, 2006

				From
				August 10, 2005
	Cumulative	For the three	For the six	(Date of inception)
	total since	months ended	months ended	To November 30,
	inception	May 31, 2006	May 31, 2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
	US$	US$	US$	US$

Revenue	-	-	-	-

Expenses
Formation expenses	539	-	-	539
General and administrative
expenses	9,720	5,822	6,240	3,480

Loss from operations	(10,259)	(5,822)	(6,240)	(4,019)
Interest income	8	4	7	1

Loss before income taxes	(10,251)	(5,818)	(6,233)	(4,018)
Income taxes (Note 2)	-	-	-	-

Net loss	(10,251)	(5,818)	(6,233)	(4,018)

Net loss per share :
Basic and diluted (Note 3)	(0.00)	(0.00)	(0.00)	(0.00)

Weighted average number of
shares :
Basic and diluted	8,067,797	8,500,000	8,500,000	7,371,681

See accompanying notes to condensed financial statements.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF STOCKHOLDER’S EQUITY/(DEFICIT)

FROM INCEPTION ON AUGUST 10, 2005 THROUGH MAY 31, 2006

			Accumulated
			deficit	Accumulated
	Common stock		during the	other
	No. of		development	comprehensive
	shares	Amount	stage	income	Total
		US$	US$	US$	US$

Issuance of common stock
on August 25, 2005 (Note 4)	8,500,000	8,500	-	-	8,500

Net loss from August 10, 2005
(date of inception) to
November 30, 2005	-	-	(4,018)	-	(4,018)

Balance, November 30, 2005	8,500,000	8,500	(4,018)	-	4,482

Comprehensive loss :
Net loss, six months ended
May 31, 2006	-	-	(6,233)	-	(6,233)
Foreign currency translation	-	-	-	13	13

					(6,220)

Balance, May 31, 2006	8,500,000	8,500	(10,251)	13	(1,738)

See accompanying notes to condensed financial statements.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED MAY 31, 2006

AND FROM INCEPTION ON AUGUST 10, 2005 THROUGH MAY 31, 2006

			From
			August 10, 2005
	Cumulative	For the six	(date of inception)
	total since	months ended	to November 30,
	inception	May 31, 2006	2005
	(Unaudited)	(Unaudited)	(Audited)
	US$	US$	US$
Cash flows from operating activities :
Net loss	(10,251)	(6,233)	(4,018)
Change in liabilities :
Accrued audit fee	1,288	(1,925)	3,213

Net cash used in operating activities	(8,963)	(8,158)	(805)

Cash flows from financing activities :
Proceeds from issuance of common stock	8,500	-	8,500
Advance from a stockholder	10,000	10,000	-

Net cash provided by financing activities	18,500	10,000	8,500

Effect of rate changes on cash	13	13	-

Net change in cash and cash equivalents	9,550	1,855	7,695

Cash and cash equivalents, beginning of period	-	7,695	-

Cash and cash equivalents, end of period	9,550	9,550	7,695

Cash paid for :
Income taxes paid	-	-	-
Interest paid	-	-	-

See accompanying notes to condensed financial statements.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

 FOR THE SIX MONTHS ENDED MAY 31, 2006 (UNAUDITED)

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Corporate information

Super Luck, Inc. (the “Company”) was incorporated in the State of Delaware on August 10, 2005 for the purpose of exploring business opportunities including reselling software products.

The Company is a development stage company and has no activity during the period.

Continuance of operations

These financial statements are prepared on a going concern basis, which considers the realization of assets and satisfaction of liabilities in the normal course of business.  As of May 31, 2006, the Company had cash and cash equivalents of US$9,550, working capital deficit and stockholder’s deficit of US$1,738 and accumulated deficit during the development stage of US$10,251 respectively.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans on the continuation of the Company as a going concern include financing the Company’s existing and future operations through additional issuance of common stock and/or advances from the sole stockholder and seeking for profitable business opportunities.  However, the Company has no assurance with respect to these plans.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and cash equivalents

Cash and cash equivalents comprise highly liquid investments with original maturity of three months or less.  At May 31, 2006, cash and cash equivalents consist of bank balance of US$934 and cash in hand of US$8,616, both of which are denominated in Hong Kong dollars (“HKD”).

Concentration of risk

The Company keeps cash in HKD and maintains a HKD savings account with a commercial bank in Hong Kong, which are financial instruments that are potentially subject to concentration of credit risk.  During the reporting period, the Company has not engaged in any hedging activities.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

 FOR THE SIX MONTHS ENDED MAY 31, 2006 (UNAUDITED)

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Income taxes

The Company accounts for income tax in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns.  Deferred income taxes are recognized for all significant temporary differences between tax and financial statement bases of assets and liabilities.  A valuation allowance is recognized on deferred tax assets when it is more likely than not that these deferred tax assets will not be realized.

Foreign currency translation

The Company keeps cash and cash equivalents and incurred expenses in HKD during the reporting period and thus HKD is considered to be the functional currency.  Transactions denominated in currencies other than HKD are translated into HKD at the applicable rates of exchange prevailing at the dates of the transactions.  Monetary assets and liabilities denominated in other currencies are translated into HKD at the rates of exchange prevailing at the balance sheet date.  Exchange gains and losses are included in the determination of net income.

For financial reporting purposes, HKD has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated into US$ at the exchange rate in effect at the period end.  Income and expenses are translated at average exchange rate prevailing during the period.  Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholder’s equity as “Accumulated other comprehensive income - foreign currency translation adjustments”.  Gains and losses resulting from foreign currency translation are included in other comprehensive income/(loss).

Conversion of amounts from Hong Kong dollars into United States dollars has been made at the exchange rate of US$1.00 = HK$7.76 for the three months ended May 31, 2006 and US$1.00 = HK$7.78 from inception on August 10, 2005 to February 28, 2006.  There is a comprehensive income of US$13 due to the effect of rate changes during the reporting period.

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

 FOR THE SIX MONTHS ENDED MAY 31, 2006 (UNAUDITED)

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying notes during the reporting period.  Actual results could differ from those estimates.

Fair values of financial instruments

Financial instruments include cash and cash equivalents.  Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments.  The respective carrying values of financial instruments approximate their fair values.  Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

2.

INCOME TAXES

A reconciliation of income taxes at statutory rate is as follows :-

			From
			August 10,
			2005 (date of
	For the three	For the six	inception) to
	months ended	months ended	November 30,
	May 31, 2006	May 31, 2006	2005
	(Unaudited)	(Unaudited)	(Audited)
	US$	US$	US$

Loss before income taxes	(5,818)	(6,233)	(4,018)

Expected benefit at statutory rate of 34%	(1,978)	(2,119)	(1,366)
Valuation allowance	1,978	2,119	1,366

	-	-	-

SUPER LUCK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2006 (UNAUDITED)

2.

INCOME TAXES (CONT’D)

Recognized deferred income tax asset is as follows :-

		As of
	As of	November 30,
	May 31, 2006	2005
	(Unaudited)	(Audited)
	US$	US$

Operating losses available for future periods	3,485	1,366
Valuation allowance	(3,485)	(1,366)

	-	-

At May 31, 2006, the Company has incurred operating losses of US$10,251 which, if unutilized, will expire through to 2026.  Future tax benefits arising as a result of these losses have been offset by a valuation allowance.

3.

NET LOSS PER SHARE

During the reporting period, the Company did not issue any dilutive instruments.  Accordingly, the reported basic and diluted loss per share is the same.

4.

COMMON STOCK

The Company was incorporated on August 10, 2005 with authorized capital of 100,000,000 shares of common stock of US$0.001 par value.  On August 25, 2005, 8,500,000 shares of common stock of US$0.001 par value totaling US$8,500 was issued for cash.

5.

STOCK INCENTIVE PLAN

The Company has not established any stock incentive plan since its incorporation.

6.

COMMITMENTS AND CONTINGENCIES

The Company had no commitments or contingent liabilities as of May 31, 2006.

7.

RELATED PARTY TRANSACTIONS

The sole stockholder, who is also the director, advanced US$10,000 to the Company financing its working capital during the reporting period.  The advance is interest-free, unsecured and repayable on demand.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a)

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will incur the following expenses in relation to this offering, assuming that all shares are sold in this offering:

Type of Expense	Amount

Registration Fees	$10.70

Transfer Agent’s Fees (1)	$1,000

Printing, Postage, Distribution, etc. (1)	$300

Legal Fees (1)	$25,000

Accounting Fees (1)	$3,700

Miscellaneous (1)	$50

Total (1)	$30,060.70

(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

Name	# of Shares	Dated	Price per Share	Amount US$	Notes
Cheung, Wilson Kin	8,500,000	8/25/2005	$0.001	$8,500	(1)
Cheung, Wai Wai	500,000	6/22/2006	$0.001	$500	(2)
Chiu, Aliana Ching Yee	20,000	6/22/2006	$0.001	$20	(2)
Lei, Patinda Lai Fong	10,000	6/22/2006	$0.001	$10	(2)
Leung, Vincent Wai Yip	5,000	6/22/2006	$0.001	$5	(2)
Choy, Gary Kin Chung	5,000	6/22/2006	$0.001	$5	(2)
Yuen, Kwok Yan	5,000	6/22/2006	$0.001	$5	(2)
Lee, Florence Ka Fung	5,000	6/22/2006	$0.001	$5	(2)
Wong, Vesper Ching Ngor	5,000	6/22/2006	$0.001	$5	(2)
Yuen, Maureen	5,000	6/22/2006	$0.001	$5	(2)
Chan, Anthony Chi Kwan	4,000	6/22/2006	$0.001	$4	(2)
Fong, Stanley Tak Yuk	2,888	6/22/2006	$0.001	$3	(2)

(1) On August 25, 2005, the Company issued 8,5000,000 shares to Wilson Kin Cheung in exchange for $8,500.  The securities were not registered under the Securities Act of 1933.  The Company completed the offerings pursuant to Regulation S of the Securities Act. Mr. Cheung represented to the Company that he was a non-US person as defined in Regulation S. The Company did not engage in a distribution of this offering in the United States. Appropriate legends were affixed to the stock certificate issued to each purchaser in according with Regulation S. Each investor was given adequate access about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

(2)  On June 22, 2006, the Company issued a total of 566,888 shares to 11 investors at the price of $0.001 per share.  The securities were not registered under the Securities Act of 1933.  The Company completed the offerings pursuant to Regulation S of the Securities Act.  None of the investors are citizens of the United States and all are non-US persons, as defined in Regulation S.   The Company did not engage in a distribution of this offering in the United States. Appropriate legends were affixed to the stock certificate issued to each purchaser in according with Regulation S. Each investor was given adequate access about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

EXHIBITS

3.1

Articles of Incorporation (herein incorporated by reference to the Registration Statement on Form SB-2 filed by Super Luck on May 11, 2006.)

3.2

Bylaws (herein incorporated by reference to the Registration Statement on Form SB-2 filed by Super Luck on May 11, 2006.)

5.1

Opinion of Corporate Counsel*

10.1

Contract with Ariel Communications Limited signed on November 21, 2005 (herein incorporated by reference to the Registration Statement on Form SB-2 filed by Super Luck on May 11, 2006.)

23.1

Consent of Certified Public Accountants*

23.2

Consent of Corporate Counsel (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Central, Hong Kong on September 14 , 2006.

SUPER LUCK, INC.

By: /s/ Wilson Cheung, President and Director

Date: September 14 , 2006

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Wilson Cheung, President and Director

Date: September 14 , 2006

By: /s/ Wilson Cheung, Principal Financial Officer

Date: September 14 , 2006